Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of CarrAmerica Realty Corporation on Form S-4/A (File No. 333-50805) of our report dated June 9, 1998, on our audit of the Historical Summary of Revenue and Direct Operating Expenses of Golden Gateway Commons for the year ended December 31, 1997, which report is included in the Company's Current Report on Form 8-K filed July 1, 1998. We also consent to the reference to our firm under the caption "Experts."



                                                 PricewaterhouseCoopers LLP



San Francisco, California
July 2, 1998